                                              Exhibit 99

                   Form 3 Joint Filer Information

Name:    Carla Borgogna

Address:  Via La Morra, 2
   12062, Cherasco, Italy

Designated Filer: Pier Antonio Costamagna

Issuer & Ticker
Symbol:          IMPCO Technologies, Inc. (IMCO)

Date of Event
Requiring Statement: 03/31/05

Signature:  /s/ Borgogno Carla